Exhibit 5.1

HUNTON ANDREWS KURTH LLP

May 19, 2022
Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807

Insmed Incorporated
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of (i) 3,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Company’s 2019 Incentive Plan (as amended, the “Plan”) and (ii) an aggregate of 1,045,230 shares of Common Stock (together with the shares in (i), the “Shares”) issuable upon the exercise of options to purchase shares of Common Stock granted pursuant to the Non-Qualified Stock Option Inducement Award Agreements referenced in the Registration Statement (the “Inducement Award Agreements”), in each case, substantially in the form filed as an exhibit to the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Plan, (iv) a form of the Inducement Award Agreement, (v) the Registration Statement, (vi) resolutions of the Company’s Board of Directors, (vii) resolutions of the Compensation Committee of the Company’s Board of Directors and (viii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

Insmed Incorporated
May 19, 2022

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of, as applicable, (a) the Plan and any award agreement entered into under the Plan or (b) the Inducement Award Agreements, the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Insmed Incorporated
May 19, 2022

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP